JOSEPH I. EMAS
ATTORNEY AT LAW
1224 WASHINGTON AVENUE
MIAMI BEACH, FLORIDA 33139
(305) 531-1174

April 1, 2006

American Scientific Resources, Inc.

Re: American Scientific Resources, Inc. (the "Company")

Dear Sir:

This letter will confirm your agreement with Joseph I. Emas, wherein Joseph I. Emas will act as special counsel for the Company and its affiliates in connection with securities regulation and general corporate matters as requested.

Unless otherwise agreed to in writing with respect to a particular project, my fee for my representation will be $2,500 monthly commencing April 1, 2006, payable in the first week of each month and any award of stock as determined by the Company. In addition, you will be responsible for my due diligence trip to the Company, including business air fare, ground transportation and one night hotel cost, when applicable.

In providing this representation, I will act as the Company's special attorney and provide the Company with legal advice and assistance with respect to the above matters. You will be responsible for making the business and financial decisions in light of the legal advice that I provide you.

You, of course, are free to terminate my representation at any time you see fit for any reason. If you do so, your only obligation will be to pay the fees and disbursements which have accrued to the date of termination and which are accrued or incurred in connection with effecting the termination. Similarly, I reserve the right to withdraw from my representation of the Company for good reason at any time. If my representation of the Company is so terminated, your only obligation to me would be to pay the fees and disbursements accrued in connection with the representation as stated above.

Please acknowledge your agreement of the aforementioned below letter and return same along with the requested retainer I look forward to continuing our long standing relationship.

Very truly yours,

/s/ Joseph I. Emas

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Joseph I. Emas

I agree to accept the foregoing terms of your representation.

Dated; April 1, 2006

American Scientific Resources, Inc.

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By: ____________________________________
Title: __________________________________